Pricing Supplement No. J149 To the Product Supplement No. JPM-I dated March 25, 2009, Prospectus Supplement dated March 25, 2009 and Prospectus dated March 25, 2009	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158199-10 July 23, 2010
Credit Suisse AG

Structured Investments	Credit Suisse $3,153,000 Capped Knock-Out Notes due August 16, 2011 Linked to the Performance of a Basket Consisting of Ten Reference Shares
General
●
The notes are designed for investors who seek a capped return at maturity linked to the appreciation of an equally weighted basket of ten common stocks. Investors should be willing to forgo interest and dividend payments and, if the Basket Closing Level is less than the Initial Basket Level by more than the Knock-Out Buffer Amount of 25.00% on any trading day during the Monitoring Period and the Final Basket Level is less than the Initial Basket Level, be willing to lose up to 100% of their investment. If the Basket Closing Level is not less than the Initial Basket Level by more than the Knock-Out Buffer Amount on any trading day during the Monitoring Period, at maturity investors will be entitled to receive the principal amount of their notes and will have the opportunity to participate in the appreciation of the Basket, if any, subject to the Maximum Return of 25.00% and the Contingent Minimum Return of 15.30%. Any payment at maturity is subject to our ability to pay our obligations as they become due.

●	Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing August 16, 2011†.
●	Minimum purchase of $10,000. Minimum denominations of $1,000 and integral multiples in excess thereof.
●	The notes priced on July 23, 2010 (the “Pricing Date”) and are expected to settle on July 28, 2010. Delivery of the notes in book-entry form only will be made through The Depository Trust Company.
Key Terms
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Basket:
The notes are linked to an equally weighted basket consisting of ten common stocks (each a “Reference Share” and, collectively, the “Reference Shares”). The Reference Shares and the Bloomberg ticker symbol, Exchange, Initial Share Price and Stock Weighting of each Reference Share are set forth in the table below.

	Reference Share	Ticker	Exchange	Initial Share Price	Stock Weighting
	Hewlett-Packard Company	HPQ UN	NYSE	46.15	1/10
	International Business Machines Corporation	IBM UN	NYSE	128.38	1/10
	Seagate Technology	STX UN	NASDAQ	12.79	1/10
	Broadcom Corporation	BRCM UN	NASDAQ	37.76	1/10
	Marvell Technology Group Ltd.	MRVL UN	NASDAQ	16.47	1/10
	Oracle Corporation	ORCL UN	NASDAQ	24.50	1/10
	SanDisk Corporation	SNDK UN	NASDAQ	41.43	1/10
	QUALCOMM Incorporated	QCOM UN	NASDAQ	39.08	1/10
	Cisco Systems, Inc.	CSCO UN	NASDAQ	23.35	1/10
	CA, Inc.	CA UN	NASDAQ	19.38	1/10
Payment at Maturity:	At maturity, you will be entitled to receive a cash payment that will reflect the performance of the Basket, as follows:
	• If a Knock-Out Event has not occurred, your payment at maturity per $1,000 principal amount of notes will equal $1,000 plus the product of $1,000 and:
	• If the Basket Return is less than or equal to the Contingent Minimum Return, the Contingent Minimum Return;
	• If the Basket Return is greater than the Contingent Minimum Return but less than the Maximum Return, the Basket Return;
	• If the Basket Return is equal to or greater than the Maximum Return, the Maximum Return.
	If a Knock-Out Event has not occurred, your payment at maturity will be between $1,153 and $1,250.
•  If a Knock-Out Event has occurred, your payment at maturity per $1,000 principal amount of notes will equal $1,000 plus the product of $1,000 and the lesser of (i) the Basket Return and (ii) the Maximum Return.

	If a Knock-Out Event has occurred, you will lose some or all of your investment at maturity if the Final Basket Level is less than the Initial Basket Level.
	Any payment at maturity is subject to our ability to pay our obligations as they become due.
Knock-Out Event:
A Knock-Out Event occurs if, on any trading day during the Monitoring Period, the Basket Closing Level is less than the Initial Basket Level by more than the Knock-Out Buffer Amount. Therefore, a Knock-Out Event will occur if the Basket Closing Level is less than 75 on any trading day during the Monitoring Period.

Knock-Out Buffer Amount:	25.00%
Monitoring Period:	The period from but excluding the Pricing Date to and including the Valuation Date.
Basket Return:	Final Basket Level – Initial Basket Level
	Initial Basket Level
Maximum Return:	25.00%
Contingent Minimum Return:	15.30%
Initial Basket Level:	100
Final Basket Level:	The Basket Closing Level on the Valuation Date.
Basket Closing Level:	On any trading day, the Basket Closing Level will be calculated as follows:
	100 × [1 + (the sum of the Stock Returns of each Reference Share on such trading day) × (1/10)]
Stock Return:
With respect to each Reference Share, the Stock Return on any trading day will be calculated as follows using the Final Share Price of such Reference Share on such trading day and the Initial Share Price of such Reference Share:

	Final Share Price – Initial Share Price
	Initial Share Price
Final Share Price:	For each Reference Share on any trading day, the closing price for such Reference Share on such trading day. Each Final Share Price is subject to adjustment as described herein under “Adjustments.”
Valuation Date†:	August 11, 2011
Maturity Date†:	August 16, 2011
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	22546EXN9
† The scheduled Valuation Date is subject to postponement in respect of each Reference Share if such date is not an underlying business day for such Reference Share or as a result of a market disruption event in respect of such Reference Share as described herein under “Market Disruption Events.” The Maturity Date is subject to postponement if the scheduled Maturity Date is not a business day or if the Valuation Date is postponed because it is not an underlying business day for any Reference Share or as a result of a market disruption event in respect of any Reference Share.
Investing in the notes involves a number of risks. See “Selected Risk Considerations” beginning on page 4 of this pricing supplement and “Risk Factors” beginning on page PS-2 of the accompanying product supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Fees(1)	Proceeds to Issuer
Per note	$1,000.00	$10.00	$990.00
Total	$3,153,000.00	$31,530.00	$3,121,470.00

(1) J.P. Morgan Securities Inc., which we refer to as JPMSI, and JPMorgan Chase Bank, N.A. will act as placement agents for the notes. The notes are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$3,153,000.00	$224.81

JPMorgan
Placement Agent
July 23, 2010

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. You should read the prospectus in that registration statement and the other documents relating to this offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you this pricing supplement, the product supplement, prospectus supplement and prospectus, if you so request by calling 1-800-221-1037.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the product supplement dated March 25, 2009, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these notes are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement No. JPM-I dated March 25, 2009:
http://www.sec.gov/Archives/edgar/data/1053092/000104746909003155/a2191793z424b2.htm

•	Prospectus supplement dated March 25, 2009:
http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

•	Prospectus dated March 25, 2009:
http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the notes.

Hypothetical Payments at Maturity for Each $1,000 Principal Amount

The following table and examples illustrate the hypothetical Payments at Maturity for a $1,000 principal amount of notes for a hypothetical range of performance of the Basket, reflecting the Initial Basket Level of 100, the Knock-Out Buffer Amount of 25.00%, the Maximum Return of 25.00% and the Contingent Minimum Return of 15.30%. The hypothetical results set forth below are for illustrative purposes only. The actual payment at maturity applicable to a purchaser of the notes will be based on the Basket Closing Level on the Valuation Date and on whether a Knock-Out Event occurs. Any payment at maturity is subject to our ability to pay our obligations as they become due. The numbers appearing in the following table and examples have been rounded for ease of analysis.

	Percentage Change in	A Knock-Out Event Does Not Occur		A Knock-Out Event Does Occur
Final Basket Level	Basket Level	Return on the Notes	Payment at Maturity	Return on the Notes	Payment at Maturity
200.00	100.00%	25.00%	$1,250.00	25.00%	$1,250.00
190.00	90.00%	25.00%	$1,250.00	25.00%	$1,250.00
180.00	80.00%	25.00%	$1,250.00	25.00%	$1,250.00
170.00	70.00%	25.00%	$1,250.00	25.00%	$1,250.00
160.00	60.00%	25.00%	$1,250.00	25.00%	$1,250.00
150.00	50.00%	25.00%	$1,250.00	25.00%	$1,250.00
140.00	40.00%	25.00%	$1,250.00	25.00%	$1,250.00
130.00	30.00%	25.00%	$1,250.00	25.00%	$1,250.00
125.00	25.00%	25.00%	$1,250.00	25.00%	$1,250.00
120.00	20.00%	20.00%	$1,200.00	20.00%	$1,200.00
115.30	15.30%	15.30%	$1,153.00	10.00%	$1,100.00
110.00	10.00%	15.30%	$1,153.00	10.00%	$1,100.00
105.00	5.00%	15.30%	$1,153.00	5.00%	$1,050.00
100.00	0.00%	15.30%	$1,153.00	0.00%	$1,000.00
95.00	-5.00%	15.30%	$1,153.00	-5.00%	$950.00
90.00	-10.00%	15.30%	$1,153.00	-10.00%	$900.00
80.00	-20.00%	15.30%	$1,153.00	-20.00%	$800.00
75.00	-25.00%	15.30%	$1,153.00	-25.00%	$750.00
60.00	-30.00%	N/A	N/A	-30.00%	$700.00
60.00	-40.00%	N/A	N/A	-40.00%	$600.00
50.00	-50.00%	N/A	N/A	-50.00%	$500.00
40.00	-60.00%	N/A	N/A	-60.00%	$400.00
30.00	-70.00%	N/A	N/A	-70.00%	$300.00
20.00	-80.00%	N/A	N/A	-80.00%	$200.00
10.00	-90.00%	N/A	N/A	-90.00%	$100.00
0.00	-100.00%	N/A	N/A	-100.00%	$0.00

The following examples illustrate how the payment at maturity is calculated.

Example 1: The level of the Basket increases from the Initial Basket Level of 100 to a Final Basket Level of 150, and

A Knock-Out Event has not occurred. Because a Knock-Out Event has not occurred and the Basket Return of 50% is greater than the Maximum Return, the investor receives a payment at maturity of $1,250 per $1,000 principal amount of notes, the maximum payment on the notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the Maximum Return)
	=	$1,000 + ($1,000 × 25%)
	=	$1,250

A Knock-Out Event has occurred. Because a Knock-Out Event has occurred and the Basket Return of 50% is greater than the Maximum Return, the investor receives a payment at maturity of $1,250 per $1,000 principal amount of notes, the maximum payment on the notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the lesser of (i) the Basket Return and (ii) the Maximum Return)

=	$1,000 + ($1,000 × the Maximum Return)
=	$1,000 + ($1,000 × 25%)
=	$1,250

Example 2: The level of the Basket increases from the Initial Basket Level of 100 to a Final Basket Level of 120, and

A Knock-Out Event has not occurred. Because a Knock-Out Event has not occurred and the Basket Return of 20% is greater than the Contingent Minimum Return but less than the Maximum Return, the investor receives a payment at maturity of $1,200 per $1,000 principal amount of notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the Basket Return)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200

A Knock-Out Event has occurred. Because a Knock-Out Event has occurred and the Basket Return of 20% is less than the Maximum Return, the investor receives a payment at maturity of $1,200 per $1,000 principal amount of notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the lesser of (i) the Basket Return and (ii) the Maximum Return)
	=	$1,000 + ($1,000 × the Basket Return)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200

Example 3: The level of the Basket increases from the Initial Basket Level of 100 to a Final Basket Level of 110 and;

A Knock-Out Event has not occurred. Because a Knock-Out Event has not occurred and the Basket Return of 10% is less than the Contingent Minimum Return, the investor receives a payment at maturity of $1,153 per $1,000 principal amount of notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the Contingent Minimum Return)
	=	$1,000 + ($1,000 × 15.30%)
	=	$1,153

A Knock-Out Event has occurred. Because a Knock-Out Event has occurred and the Basket Return of 10% is less than the Maximum Return, the investor receives a payment at maturity of $1,100 per $1,000 principal amount of notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the lesser of (i) the Basket Return and (ii) the Maximum Return)
	=	$1,000 + ($1,000 × the Basket Return)
	=	$1,000 + ($1,000 × 10%)
	=	$1,100

Example 4: The level of the Basket decreases from the Initial Basket Level of 100 to a Final Basket Level of 80, and

A Knock-Out Event has not occurred. Because a Knock-Out Event has not occurred and the Basket Return of -20% is less than the Contingent Minimum Return, the investor receives a payment at maturity of $1,153 per $1,000 principal amount of notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the Contingent Minimum Return)
	=	$1,000 + ($1,000 × 15.30%)
	=	$1,153

A Knock-Out Event has occurred. Because a Knock-Out Event has occurred and the Basket Return of -20% is less than the Maximum Return, the investor receives a payment at maturity of $800 per $1,000 principal amount of notes, calculated as follows:

Payment at maturity	=	$1,000 + ($1,000 × the lesser of (i) the Basket Return and (ii) the Maximum Return)
	=	$1,000 + ($1,000 × the Basket Return)
	=	$1,000 + ($1,000 × -20%)
	=	$800

Selected Purchase Considerations

•
CAPPED APPRECIATION POTENTIAL – The notes provide the opportunity to participate in the appreciation of the Basket at maturity, up to the Maximum Return on the notes of 25.00%. Accordingly, the maximum amount payable at maturity is $1,250 for every $1,000 principal amount of notes. If a Knock-Out Event has not occurred, in addition to the principal amount, you will be entitled to receive at maturity at least the Contingent Minimum Return of 15.30% on the notes, or a minimum payment at maturity of $1,153 for every $1,000 principal amount of notes. Even if a Knock-Out Event has occurred, if the Final Basket Level is greater than the Initial Basket Level, in addition to the principal amount, you will be entitled to receive at maturity a return on the notes equal to the Basket Return, subject to the Maximum Return. Because the notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•
RETURN LINKED TO A BASKET OF TEN REFERENCE SHARES – The return on the notes is linked to the performance of a Basket, which consists of ten Reference Shares. These Reference Shares are the common stocks of Hewlett-Packard Company, International Business Machines Corporation, Seagate Technology, Broadcom Corporation, Marvell Technology Group Ltd., Oracle Corporation, SanDisk Corporation, QUALCOMM Incorporated, Cisco Systems, Inc. and CA, Inc. For additional information about the Reference Shares, see the information set forth under “The Reference Shares” below.

•
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS – Please refer to “Certain United States Federal Income Tax Considerations” in this pricing supplement for a discussion of certain U.S. federal income tax considerations for making an investment in the notes.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket or any of the Reference Shares. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

•
YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS – The notes do not guarantee any return of your principal amount. You could lose up to $1,000 per $1,000 principal amount of notes. If a Knock-Out Event occurs and the Final Basket Level is less than the Initial Basket Level, you will lose 1% of your principal for each 1% decline in the Final Basket Level as compared to the Initial Basket Level. Any payment at maturity is subject to our ability to pay our obligations as they become due.

•
THE NOTES DO NOT PAY INTEREST – We will not pay interest on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity is based on the performance of the Basket. Because the payment due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

•
THE NOTES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE – Although the return on the notes will be based on the performance of the Basket, the payment of any amount due on the notes is subject to the credit risk of Credit Suisse. Investors are dependant on our ability to pay all amounts due on the notes and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the notes prior to maturity.

•
YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN – Regardless of whether a Knock-Out Event occurs, if the Final Basket Level is greater than the Initial Basket Level, for each $1,000 principal amount of notes, you will receive at maturity $1,000 plus an additional amount that will not exceed the Maximum Return on the notes of 25.00%, regardless of the appreciation in the Basket, which may be significant. Accordingly, the maximum amount payable at maturity is $1,250 per $1,000 principal amount of notes. Any payment at maturity is subject to our ability to pay our obligations as they become due.

•
YOU WILL NOT BE ENTITLED TO ANY MINIMUM RETURN IF A KNOCK-OUT EVENT OCCURS – The notes are subject to closing level monitoring. As a result, if the Basket Closing Level on any trading day during the Monitoring Period is less than the Initial Basket Level by more than the Knock-Out Buffer Amount of 25.00%, you will not be entitled to receive the Contingent Minimum Return of 15.30% on the notes and you will be fully exposed at maturity to any depreciation in the Basket. Under these circumstances, if the Final Basket Level is less than the Initial Basket Level, you will lose 1% of the principal amount of your investment for every 1% decrease in the Final Basket Level as compared to the Initial Basket Level. You will be subject to this potential loss of principal even if the Basket subsequently increases such that the level of the Basket is less than the Initial Basket Level by not more than the Knock-Out Buffer Amount, or is equal to or greater than the Initial Basket Level. Under these circumstances, you may lose some or all of your investment at maturity and you will be fully exposed to any depreciation in the Basket.

•
CHANGES IN THE VALUES OF THE REFERENCE SHARES MAY OFFSET EACH OTHER – Movements in the prices of the Reference Shares may not correlate with each other. At a time when the price of one or more of the Reference Shares increases, the prices of the other Reference Shares may not increase as much or may even decline. Therefore, in calculating the Basket Closing Level, an increase in the price of one or more of the Reference Shares may be moderated, or more than offset, by a lesser increase or decline in the price of the other Reference Shares.

•
THERE ARE RISKS ASSOCIATED WITH AN INVESTMENT CONCENTRATED IN ONE INDUSTRY – The Reference Shares are concentrated in the technology industry. An investment in notes linked to the performance of a basket in only the technology industry lacks diversification and does not have the benefit of offsetting stocks which may increase when other stocks are decreasing. Accordingly, a decline in value of stock prices of companies in the technology industry, and in particular the Reference Shares, would adversely affect the performance of the Basket and, consequently the value of the notes.

•
NO OWNERSHIP RIGHTS IN THE REFERENCE SHARES – As a holder of the notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the Reference Shares. In addition, the issuers of the Reference Shares will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the relevant Reference Shares and the notes.

•
NO AFFILIATION WITH THE REFERENCE SHARE ISSUERS – We are not affiliated with any issuer of a Reference Share (each, a “Reference Share Issuer”). We assume no responsibility for the adequacy of the information about the Reference Share Issuers contained in this pricing supplement. You should make your own investigation into the Reference Shares and their issuers. We are not responsible for the Reference Share Issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•
HEDGING AND TRADING IN THE REFERENCE SHARES – While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Shares or instruments related to one or more of the Reference Shares. We or our affiliates may also trade in the Reference Shares or instruments related to either or both of the Reference Shares from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.

•
ANTI-DILUTION PROTECTION IS LIMITED – The calculation agent will make anti-dilution adjustments for a Reference Share for certain events affecting such Reference Share. However, an adjustment will not be required in response to all events that could affect a Reference Share. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected. See “Adjustments” below for further information.

•	CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY – While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

•
LACK OF LIQUIDITY – The notes will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes when you wish to do so. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the notes. If you have to sell your notes prior to maturity, you may not be able to do so, or you may have to sell them at a substantial loss.

•
POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. For example, we and/or our affiliates may also currently or from time to time engage in business with any of the Reference Share Issuers, including extending loans to, or making equity investments in, such Reference Share Issuer(s) or providing advisory services to such Reference Share Issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuers and these reports may or may not recommend that investors buy or hold the Reference Share(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the Reference Share Issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

•
MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE NOTES – In addition to the level of the Basket during the Monitoring Period, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	whether the Basket Closing Level has decreased, as compared to the Initial Basket Level by more than the Knock-Out Buffer Amount;

o	the expected volatility of the Reference Shares;

o	the time to maturity of the notes;

o	the dividend rates paid on the Reference Shares;

o	interest and yield rates in the market generally;

o
geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Reference Shares or markets generally and which may affect the level of the Basket;

o	the occurrence of certain events to any Reference Share that may or may not require an anti-dilution adjustment for such Reference Share; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the notes may be used in connection with hedging our obligations under the notes through one or more of our affiliates. Such hedging or trading activities on or prior to the Pricing Date and during the term of the notes (including on the Valuation Date) could adversely affect the value of the Basket and, as a result, could decrease the amount you may receive on the notes at maturity. For further information, please refer to “Use of Proceeds and Hedging” in the accompanying product supplement.

The Reference Shares

All information contained herein with respect to the Reference Shares and the Reference Share Issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Share Issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We have not participated in the preparation of, or verified, such publically available information.

Historical Information of the Reference Shares and the Basket

The following graphs set forth the historical performance of the Reference Shares, as well as the Basket as a whole, based on the closing prices (in U.S. dollars) of the Reference Shares from January 1, 2005 through July 23, 2010. The graph of the historical Basket performance reflects the Basket Closing Level on July 23, 2010 of 100 and the Stock Weightings as specified on the cover page of this pricing supplement. We obtained the closing prices of the Reference Shares below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing prices may be adjusted by Bloomberg for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. Since the commencement of trading of each Reference Share, the price of each Reference Share has experienced significant fluctuations. The historical performance of each Reference Share and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the prices of the Reference Shares on any trading day during the Monitoring Period, including on the Valuation Date. We cannot give you assurance that the performance of the Basket will result in any return of your investment. Any payment at maturity is subject to our ability to pay our obligations as they become due. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on any Reference Share.

Hewlett-Packard Company (“Hewlett-Packard”)

According to its publicly available filings with the SEC, Hewlett-Packard is a global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses and large enterprises, including customers in the government, health and education sectors. The common stock of Hewlett-Packard, par value $0.01 per share, is registered under the Exchange Act and is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Hewlett-Packard herein. Hewlett-Packard’s SEC file number is 1-4423.

Historical Information of the Common Stock of Hewlett-Packard

The following graph sets forth the historical performance of the common stock of Hewlett-Packard based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of one share of the common stock of Hewlett-Packard on July 23, 2010 was $46.15.

International Business Machines Corporation (“IBM”)

According to its publicly available filings with the SEC, IBM provides computer technologies, systems, products, services, software, and financing. The common stock of IBM, par value $0.20 per share, is registered under the Exchange Act and is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of IBM herein. IBM’s SEC file number is 1-2360.

Historical Information of the Common Stock of IBM

The following graph sets forth the historical performance of the common stock of IBM based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of one share of the common stock of IBM on July 23, 2010 was $128.38.

Seagate Technology (“Seagate”)

According to its publicly available filings with the SEC, Seagate, a company incorporated in the Cayman Islands, designs, manufactures, markets and sells hard disk drives. The common stock of Seagate, par value $0.00001 per share, is registered under the Exchange Act and is listed on the NASDAQ Global Select Market, which we refer to as the Relevant Exchange for purposes of Seagate herein. Seagate’s SEC file number is 001-31560.

Historical Information of the Common Stock of Seagate

The following graph sets forth the historical performance of the common stock of Seagate based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of the common stock of Seagate on July 23, 2010 was $12.79.

Broadcom Corporation (“Broadcom”)

According to its publicly available filings with the SEC, Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. The Class A common stock of Broadcom Corporation, par value $0.0001 per share, is registered under the Exchange Act and is listed on the NASDAQ Stock Market LLC, which we refer to as the Relevant Exchange for purposes of Broadcom Corporation herein. Broadcom’s SEC file number is 000-23993.

Historical Information of the Common Stock of Broadcom

The following graph sets forth the historical performance of the Class A common stock of Broadcom Corporation based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of one share of the Class A common stock of Broadcom Corporation on July 23, 2010 was $37.76.

Marvell Technology Group Ltd. (“Marvell”)

According to its publicly available filings with the SEC, Marvell, incorporated in Bermuda, is a semiconductor provider of high-performance application-specific standard products. The common stock of Marvell, par value $0.002 per share, is registered under the Exchange Act and is listed on the NASDAQ Stock Market LLC, which we refer to as the Relevant Exchange for purposes of Marvell herein. Marvell’s SEC file number is 0-30877.

Historical Information of the Common Stock of Marvell

The following graph sets forth the historical performance of the common stock of Marvell based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of one share of the common stock of Marvell on July 23, 2010 was $16.47.

Oracle Corporation (“Oracle”)

According to its publicly available filings with the SEC, Oracle is a software company that develops, manufactures, markets, distributes and services database and middleware software, applications software and hardware systems, consisting primarily of computer server and storage products. The common stock of Oracle, par value $0.01 per share, is registered under the Exchange Act and is listed on the NASDAQ Stock Market LLC, which we refer to as the Relevant Exchange for purposes of Oracle herein. Oracle’s SEC file number is 000-51788.

Historical Information of the Common Stock of Oracle

The following graph sets forth the historical performance of the common stock of Oracle based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of one share of the common stock of Oracle on July 23, 2010 was $24.50.

SanDisk Corporation (“SanDisk”)

According to its publicly available filings with the SEC, SanDisk is a supplier of NAND flash storage card products. The common stock of SanDisk, par value $0.001 per share, is registered under the Exchange Act and is listed on the NASDAQ Global Select Market, which we refer to as the Relevant Exchange for purposes of SanDisk herein. SanDisk’s SEC file number is 000-26734.

Historical Information of the Common Stock of SanDisk

The following graph sets forth the historical performance of the common stock of SanDisk based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of the common stock of SanDisk on July 23, 2010 was $41.43.

QUALCOMM Incorporated (“Qualcomm”)

According to its publicly available filings with the SEC, Qualcomm develops and manufactures digital wireless communications equipment. The common stock of Qualcomm, par value $0.0001 per share, is registered under the Exchange Act and is listed on the NASDAQ Stock Market LLC, which we refer to as the Relevant Exchange for purposes of Qualcomm herein. Qualcomm’s SEC file number is 0-19528.

Historical Information of the Common Stock of Qualcomm

The following graph sets forth the historical performance of the common stock of Qualcomm based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of the common stock of Qualcomm on July 23, 2010 was $39.08.

Cisco Systems, Inc. (“Cisco”)

According to its publicly available filings with the SEC, Cisco designs, manufactures and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. The common stock of Cisco, par value $0.0001 per share, is registered under the Exchange Act and is listed on the NASDAQ Stock Market LLC, which we refer to as the Relevant Exchange for purposes of Cisco herein. Cisco’s SEC file number is 0-18225.

Historical Information of the Common Stock of Cisco

The following graph sets forth the historical performance of the common stock of Cisco based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of the common stock of Cisco on July 23, 2010 was $23.35.

CA, Inc. (“CA”)

According to its publicly available filings with the SEC, CA is an enterprise information technology software and services company that develops and delivers software and services that help organizations manage and secure their IT infrastructures and deliver IT services. The common stock of CA, par value $0.10 per share, is registered under the Exchange Act and is listed on the NASDAQ Stock Market LLC, which we refer to as the Relevant Exchange for purposes of CA herein. CA’s SEC file number is 1-9247.

Historical Information of the Common Stock of CA

The following graph sets forth the historical performance of the common stock of CA based on its daily closing price (in U.S. dollars) from January 1, 2005 through July 23, 2010. The closing price of the common stock of CA on July 23, 2010 was $19.38.

Historical Information of the Basket

The following graph sets forth the historical performance of the Basket based on the daily Basket Closing Level from January 1, 2005 through July 23, 2010. The following graph reflects the Basket Closing Level on July 23, 2010 of 100 and the Stock Weightings as specified on the cover page of this pricing supplement.

Definitions

To the extent the terms described herein differ from or are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described herein control.

For one unit of any Reference Share, the “closing price” on any underlying business day or trading day for such Reference Share means the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market LLC, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Reference Share (or such other security) is listed or admitted to trading, multiplied by the Share Adjustment Factor (as defined below) for such Reference Share.

An “underlying business day” for any Reference Share is any day, as determined by the calculation agent, that is (or, but for the occurrence of a market disruption event in respect of such Reference Share, would have been) a day on which trading is generally conducted on the Relevant Exchange, or Related Exchanges (each as defined herein) for such Reference Share, other than a day on which one or more of such Relevant Exchanges and Related Exchanges is scheduled to close prior to its regular weekday closing time.

“Relevant Exchange” means, with respect to any Reference Share, the principal exchange on which such Reference Share is traded.

“Related Exchange” means, with respect to any Reference Share, any exchange on which futures or options contracts relating to such Reference Share are traded.

Market Disruption Events

A “market disruption event” is, in respect of a Reference Share:

(a)
the occurrence or existence of a suspension, absence or material limitation of trading of such Reference Share on the Relevant Exchange for such Reference Share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange;

(b)
a breakdown or failure in the price and trade reporting systems of the Relevant Exchange for such Reference Share as a result of which the reported trading prices for such Reference Share during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate;

(c)
a suspension, absence or material limitation of trading on the primary Related Exchange or market for trading in futures or options contracts related to such Reference Share, if available, during the one-half hour period preceding the close of the principal trading session of such Related Exchange or market; or

(d)	a decision to permanently discontinue trading in such futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such Reference Share or any instrument related to such Reference Share or to adjust or unwind all or a material portion of any hedge position in such Reference Share with respect to the notes.

For the purpose of determining whether a market disruption event in respect of a Reference Share has occurred:

(a)
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the Relevant Exchange for such Reference Share or the primary Related Exchange or market for trading in futures or options contracts related to such Reference Share,

(b)
limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

(c)	a suspension of trading in futures or options contracts related to such Reference Share by the primary exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Reference Share, as determined by the calculation agent in its sole discretion; and

(d)
a “suspension, absence or material limitation of trading” on the primary exchange or market on which futures or options contracts related to such Reference Share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

If the calculation agent determines that on the Valuation Date a market disruption event exists in respect of any Reference Share, then the Valuation Date for such Reference Share will be postponed to the first succeeding underlying business day for such Reference Share on which the calculation agent determines that no market disruption event exists in respect of such Reference Share, unless the calculation agent determines that a market disruption event exists in respect of such Reference Share on each of the five underlying business days for such Reference Share immediately following the Valuation Date. In that case, (a) the fifth succeeding underlying business day for such Reference Share after the scheduled Valuation Date will be deemed to be the Valuation Date for such Reference Share, notwithstanding the market disruption event in respect of such Reference Share, and (b) the calculation agent will determine the closing price of such Reference Share on that deemed Valuation Date using its good faith estimate of the settlement price of such Reference Share that would have prevailed on the Relevant Exchange for such Reference Share as of the relevant valuation time on that deemed Valuation Date but for the suspension or limitation.

The Valuation Date for each Reference Share not affected by a market disruption event will be the scheduled Valuation Date for such Reference Share. If the Valuation Date for any Reference Share is postponed as a result of a Market Disruption Event as described above or because the scheduled Valuation Date is not an underlying business day for any Reference Share, then the Maturity Date will be postponed to the fifth business day following the latest Valuation Date for any Reference Share.

Adjustments

For the purposes of calculating the Final Share Price of each Reference Share, the closing price of each Reference Share will be multiplied by the Share Adjustment Factor for such Reference Share, which will initially be set to 1.0. No adjustments to any Share Adjustment Factor will be required other than those specified below.

The calculation agent will not be required to make any adjustments to any Share Adjustment Factor after the close of business on the Valuation Date.

The required adjustments specified below do not cover all events that could affect the closing prices of the Reference Shares. No adjustment to the Share Adjustment Factor for a Reference Share will be required unless such adjustment would require an increase or decrease of at least 1% of such Share Adjustment Factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such Share Adjustment Factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factors for the Reference Shares and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below and its determinations and calculations will be conclusive absent manifest error.

Stock Splits and Reverse Stock Splits

If a Reference Share is subject to a stock split or reverse stock split, then once such split has become effective, the Share Adjustment Factor for such Reference Share will be adjusted so that the new Share Adjustment Factor for such Reference Share equals the product of:

•	the prior Share Adjustment Factor for such Reference Share, and

•
the number of shares that a holder of one share of such Reference Share before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

If a Reference Share is subject to a (i) stock dividend, i.e., an issuance of additional shares of such Reference Share, that is given ratably to all or substantially all holders of such Reference Share, or (ii) distribution of shares of such Reference Share as a result of the triggering of any provision of the corporate charter of the Reference Share Issuer of such Reference Share or otherwise, then, once such Reference Share is trading ex-dividend, the Share Adjustment Factor for such Reference Share will be adjusted so that the new Share Adjustment Factor for such Reference Share equals the prior Share Adjustment Factor for such Reference Share plus the product of:

•	the prior Share Adjustment Factor for such Reference Share, and

•	the number of additional shares of such Reference Share issued in the stock dividend or distribution with respect to one share of such Reference Share.

Non-Cash Dividends or Distributions

If a Reference Share Issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such Reference Share Issuer to all or substantially all holders of its Reference Shares (other than dividends, distributions or issuances referred to under “—Stock Splits and Reverse Stock Splits” or “—Stock Dividends or Distributions” above or “—Issuance of Transferable Rights or Warrants” or “—Extraordinary Cash Dividends or Distributions” below), then, once such Reference Share is trading ex-dividend, the Share Adjustment Factor for such Reference Share will be adjusted so that the new Share Adjustment Factor for such Reference Share equals the product of:

•	the prior Share Adjustment Factor for such Reference Share, and

•
a fraction, the numerator of which is the Current Market Price of such Reference Share and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Reference Share means the arithmetic average of the closing prices of one share of such Reference Share for the ten underlying business days prior to the underlying business day immediately preceding the Ex-Dividend Date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor for such Reference Share.

The “Ex-Dividend Date,” with respect to a dividend or other distribution on a Reference Share means the first trading day for such Reference Share on which transactions in such Reference Share trade on the Relevant Exchange for such Reference Share without the right to receive that dividend or other distribution.

The “Fair Market Value” of a distribution on a Reference Share means the value of the property distributed in respect of one share of such Reference Share in such distribution on the Ex-Dividend Date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the Ex-Dividend Date on a U.S. national securities exchange or on a non-U.S. securities exchange or market, the Fair Market Value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such Ex-Dividend Date, as determined by the calculation agent.

Notwithstanding the foregoing, a distribution on a Reference Share described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the applicable Share Adjustment Factor under this “Non-Cash Dividends or Distributions” section and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on a Reference Share described in the section entitled “—Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will not cause an adjustment to the applicable Share Adjustment Factor under this “Non-Cash Dividends or Distributions” section and will only cause an adjustment pursuant to the section entitled “—Issuance of Transferable Rights or Warrants.”

Extraordinary Cash Dividends or Distributions

If a Reference Share Issuer pays a dividend or makes another distribution consisting exclusively of cash to all or substantially all holders of a Reference Share during any fiscal quarter during the term of the notes in an aggregate amount that, together with all other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Share Adjustment Factor for such Reference Share has not previously been made under this “—Extraordinary Cash Dividends or Distributions” section, exceeds the Dividend Threshold for such Reference Share, then, once such Reference Share is trading ex-dividend, the Share Adjustment Factor for such Reference Share will be adjusted so that the new Share Adjustment Factor for such Reference Share equals the product of:

•	the prior Share Adjustment Factor for such Reference Share, and

•	a fraction, the numerator of which is the Current Market Price of such Reference Share and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share that the Reference Share Issuer distributes in such cash dividend or distribution together with all other cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Share Adjustment Factor for such Reference Share has not previously been made under this “—Extraordinary Cash Dividends or Distributions” section to holders of such Reference Share in excess of the Dividend Threshold for such dividend or distribution.

For the avoidance of doubt, the Share Adjustment Factor for a Reference Share may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such dividends or distributions. If the Share Adjustment Factor for a Reference Share has been previously adjusted in a particular quarterly fiscal period because of a cash dividend or distribution that exceeds the Dividend Threshold for such dividend or distribution, a subsequent adjustment will be made if the relevant Reference Share Issuer pays a cash dividend or makes another distribution during such quarterly fiscal period in an aggregate amount that, together with all other such cash dividends or distributions since the last adjustment to the Share Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Share) exceeds the Dividend Threshold for such dividend or distribution. Such subsequent adjustments to the Share Adjustment Factor will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the Share Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Share.

The “Dividend Threshold,” with respect to a dividend or distribution, is equal to the sum of (x) the aggregate amount of any cash dividends or other cash distributions paid per share of a Reference Share in the quarterly fiscal period immediately preceding the quarterly fiscal period in which the Ex-Dividend Date for such dividend or distribution occurs, plus (y) 10% of the closing price of one share of such Reference Share on the trading day immediately preceding the Ex-Dividend Date.

Issuance of Transferable Rights or Warrants

If a Reference Share Issuer issues transferable rights or warrants to all its Reference Share holders to subscribe for or purchase shares of such Reference Share, including new or existing rights to purchase shares of such Reference Share, at an exercise price per share that is less than the closing price of one share of such Reference Share on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, and if the expiration date of such rights or warrants precedes the Maturity Date, then the Share Adjustment Factor for such Reference Share will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Share Adjustment Factor for such Reference Share equals the prior Share Adjustment Factor for such Reference Share plus the product of:

•	the prior Share Adjustment Factor for such Reference Share, and

•	the number of shares of such Reference Share that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such Reference Share.

The number of shares of such Reference Share that could be purchased in the market will be based on the closing price of such Reference Share on the date the new Share Adjustment Factor for such Reference Share is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or a non-U.S. securities exchange or market , will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Share Adjustment Factor is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and, if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization Events

If, prior to the Maturity Date,

(a)	there occurs any reclassification or change of a Reference Share, including, without limitation, as a result of the issuance of tracking stock by the Reference Share Issuer of such Reference Share,

(b)
a Reference Share Issuer, or any surviving entity or subsequent surviving entity of such Reference Share Issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the relevant Reference Share are exchanged for or converted into other property,

(c)	any statutory exchange of the Reference Shares of a Reference Share Issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	a Reference Share Issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)
a Reference Share Issuer issues to all of its shareholders equity securities of an issuer other than such Reference Share Issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”), or

(f)
a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of a Reference Share Issuer and is consummated and completed for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Final Share Price or, in the case of a Spin-Off Event, the Share Adjustment Factor for such Reference Share will be adjusted as set forth below.

If a Reorganization Event with respect to a Reference Share, other than a Spin-Off Event, occurs as a result of which the holders of such Reference Share receive Exchange Property, then the closing price on any day for such Reference Share will be determined by reference to the value of the Exchange Property following the effective date for such Reorganization Event. The value of the Exchange Property will be calculated as the sum of the values of the components of the Exchange Property as described below:

•
If the Exchange Property consists of securities (including, without limitation, securities of the Reference Share Issuer or securities of foreign issuers represented by American depositary receipts) traded on a U.S. national securities exchange or on a non-U.S. securities exchange or market (“Exchange Traded Securities”), the value of such Exchange Property will equal the closing price on the Relevant Exchange or market for such Exchange Traded Securities.

•
if the Exchange Property consists of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date holders of such Reference Share received such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of such Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of such non-cash Exchange Property.

“Exchange Property,” with respect to a Reference Share that is subject to a Reorganization Event other than a Spin-Off Event, will consist of any shares of such Reference Share that continue to be held by the holders of such Reference Share and any securities, cash or any other assets distributed to the holders of such Reference Share with respect to one share of such Reference Share in or as a result of such Reorganization Event. In the event of any Reorganization Event in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash, as determined by the calculation agent in its sole discretion. No interest will accrue on any Exchange Property.

In the event Exchange Property consists of securities, those securities will, in turn, be subject to the adjustments contained herein.

In the case of a tender or exchange offer or going-private transaction for all the outstanding shares of a Reference Share Issuer that is consummated and completed for all or substantially all of such shares and that involves Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going-private transaction with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).

The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a Reorganization Event occurs, the value thereof and its effect on the Final Share Price of the relevant Reference Share.

If a Spin-Off Event with respect to a Reference Share occurs, then, on and after the Ex-Dividend Date for the distribution of equity securities subject to such Spin-Off Event, the Share Adjustment Factor for such Reference Share will be adjusted so that the new Share Adjustment Factor for such Reference Share equals the product of:

•	the prior Share Adjustment Factor for such Reference Share, and

•
a fraction, the numerator of which is the closing price per share of such Reference Share on the trading day immediately preceding the Ex-Dividend Date with respect to the Spin-Off Event and the denominator of which is the closing price per share of such Reference Share on the trading day immediately succeeding the Ex-Dividend Date with respect to the Spin-Off Event.

As a result, following a Spin-Off Event, holders of the notes will not participate in any way in the returns or market performance of the equity securities issued to holders of such Reference Share in such Spin-Off Event.

Certain United States Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the securities should be treated, for U.S. federal income tax purposes, as a prepaid financial contract, with respect to the Basket that is eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute “contingent payment debt instruments” that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss. It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition. For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Legislation Affecting Securities Held Through Foreign Accounts

Congress recently enacted the “Hiring Incentives to Restore Employment Act” (the “Act”). Under the Act, a 30%

withholding tax is imposed on “withholdable payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or to certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We will treat payments on the securities as withholdable payments for these purposes.

Withholding under the Act would apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it would be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Generally, the Act’s withholding and reporting regime is proposed to apply to payments made after December 31, 2012. Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2012 may be subject to 30% withholding.

Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a “Non-U.S. Holder”), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Non-U.S. Holders should consult their tax advisors regarding the possibility that any portion of the return could be characterized as dividend income and be subject to U.S. withholding tax.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Legislation Affecting Substitute Dividend and Dividend Equivalent Payments

The Act treats a “dividend equivalent” payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally would be subject to U.S. withholding tax. A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). These changes will apply to payments made on or after September 14, 2010. In the case of payments made after March 18, 2012, a dividend equivalent payment includes a payment made pursuant to any notional principal contract unless otherwise exempted by the IRS. Where the securities reference an interest in a fixed basket of securities or an index, such fixed basket or index will be treated as a single security. Where the securities reference an interest in a basket of securities or an index that may provide for the payment of dividends from sources within the United States, absent guidance from the IRS, it is uncertain whether the IRS would determine that payments under the securities are substantially similar to a dividend. If the IRS determines that a payment is substantially similar to a dividend, it may be subject to U.S. withholding tax, unless reduced by an applicable tax treaty.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the

U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act also requires individual U.S. Holders with an interest in any “specified foreign financial asset” to file a report to the IRS with information relating to the asset and the maximum value thereof during the taxable for any year in which the aggregate value of all such assets is greater than $50,000 (or such higher dollar amount as prescribed by Treasury regulations). Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (i) any stock or security issued by a non-United States person, (ii) any financial instrument or contract held for investment where the issuer or counterparty is a non-United States person, and (iii) any interest in an entity which is a non-United States person. Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an annual report under this provision. The requirement to file a report is effective for taxable years beginning after March 18, 2010. Penalties apply to any failure to file a required report. Additionally, in the event a U.S. Holder does not file the information report relating to disclosure of specified foreign financial assets, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year will not close before such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

Supplemental Plan of Distribution

Under the terms of distribution agreements with JPMSI and JPMorgan Chase Bank, N.A., each dated as of June 18, 2008, JPMSI and JPMorgan Chase Bank, N.A. will act as placement agents for the notes. The placement agents will receive a fee from Credit Suisse or one of our affiliates of $10 per $1,000 principal amount of notes. For further information, please refer to “Underwriting” in the accompanying product supplement.

Credit Suisse